UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): March 17, 2006

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas     77042
                    (Address of principal executive offices)                               (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.     Entry into a Material Definitive Agreement

     After a review of 2005 results, performance and competitive market data, the Compensation Committee (the "Compensation Committee") of the Board of Directors (the "Board") of GulfMark Offshore, Inc. (the "Company") granted increases in the annual base salaries and granted restricted stock for three executive officers effective March 16, 2006. The Compensation Committee also awarded cash bonuses in respect to services performed during the fiscal year ended December 31, 2005. The respective amounts are summarized below.

Name	Title	2005 Bonus	2006 Base Salary	2006 Restricted Stock (1)
-------------------------	----------------------------------------------	-----------------	------------------	------------------
Bruce A. Streeter	President and Chief Operating Officer	$ 438,750	$ 400,000	22,500
Edward A. Guthrie	Executive Vice President - Finance, Chief Financial Officer, Secretary and Treasurer	324,000	275,000	15,500
John E. Leech	Executive Vice President - Operations	317,250	275,000	15,100

(1)   Restricted stock grant vesting 1/3 on 12 months, 1/3 on 24 months and 1/3 on 36 months from effective date of grant, March 16, 2006.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 17, 2006

                                                                            GulfMark Offshore, Inc.
                                                                            (Registrant)
                                                                  By:      /s/ Edward A. Guthrie
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                                                                            Executive Vice President and
                                                                            Chief Financial Officer